                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                           PERCENTAGE OF VOTING
                                                           SECURITIES OWNED BY
                                           ORGANIZED UNDER   REGISTRANT AS OF
                                               LAW OF         MARCH 29, 1998
                                           --------------- --------------------
Aseco Investment Corporation.............   Massachusetts          100%
Aseco International Sales Corporation....   Barbados               100%
Aseco International Inc..................   Delaware               100%
Aseco Malaysia Sdn. Bhd..................   Malaysia               100%
Aseco (Singapore) Pte. Ltd...............   Singapore              100%
Aseco Branch, Inc........................   Delaware               100%
Western Equipment Developments (Holdings)
 Ltd.....................................   England                100%

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